Exhibit 21.1

PF CHANG’S CHINA BISTRO, INC. Subsidiaries and Affiliated Companies

P.F. Chang’s China Bistro, Inc.
P.F.C.C.B. Club - Frankford, Inc.
P.F.C.C.B. Texas, Inc.
P.F. Chang’s II, Inc.
P.F. Chang’s III, LLC
PFC Building III Limited Partnership
Fleming/PFC III Corp.
PFCCB Marlton, LLC
PFCCB Licensing, Inc.
PFCCB Administration, Inc.
PFCCB Equipment, LLC
PFCCB Florida Joint Venture
PFCCB Halpern, LLC
PFCCB Lou Tex Joint Venture
PFCCB Mid-Atlantic LLC
PFCCB Midwest LLC
PFCCB NewTex Joint Venture
PFCCB Northwest LLC
PFCCB NUCA LLC
PFCCB SO CAL II LLC
PFCCB SO CAL LLC
PFCCB Southeastern LLC
Pei Wei Asian Diner, Inc
Pei Wei Asian Diner One LLC
Pei Wei Asian Diner Two (Dallas) LLP
Pei Wei Asian Diner Three (SoCal) LLC
PWAD Texas, Inc.
The Arbors Club, Inc.
PWAD Hebron Club, Inc.
Pei Wei Houston, Inc.
P.F. Chang’s VI, Inc.
Pei Wei Asian Diner Four (Houston) LLP
Pei Wei Asian Diner Five (Denver) LLC
PFCCB NUCA (2003) LLC
PFCCB Midwest (2003) LLC
PFCCB So Cal (2003) LLC
PFCCB Wichita LLC
PWAD - Preston Center Club, Inc.
PWAD - Hebron Lewisville Club, Inc.
PWAD - Allen Club, Inc.
Pei Wei Asian Diner Six (Nevada) LLC
PWAD-Forest Lane Club, Inc.
PWH Kingwood Club, Inc.
PFCCB Pinnacle Peak LLC
Pei Wei Asian Diner Seven (Central Texas) LLP
Pei Wei Asian Diner Eight (Oklahoma) LLP
Pei Wei Asian Diner Nine (Washington DC) LLP
Pei Wei Asian Diner Ten (Florida) LLP
Pei Wei Asian Diner Eleven (Minnesota) LLP
PFCCB Shared Corporate Services, Inc.
PFCCB Gift Card Inc.
Pei-the-Wei, Inc.
PFCCB Southeastern 2003
PFCCB Northwest 2004
PFCCB Edgewater LLC